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                                                               EXHIBIT K(4)(iii)


                             AGREEMENT OF AMENDMENT

                                                    Dated as of December 9, 2003

         Reference is made to (i) that certain Revolving Credit and Security Agreement dated as of September 25, 2002 (as from time to time amended, the "Credit Agreement") among Van Kampen Senior Income Trust (the "Borrower"), CRC Funding, LLC (formerly Corporate Receivables Corporation) and Preferred Receivables Funding Corporation (the "Lenders"), Citibank, N.A., Bank One, NA (Main Office Chicago) and The Bank of New York (the "Secondary Lenders"), Citicorp North America, Inc. and Bank One, NA (Main Office Chicago) (the "Managing Agents") and Citicorp North America, Inc., as program agent (the "Program Agent"), and (ii) that certain Control and Collateral Agency Agreement dated as of September 25, 2002 (as from time to time amended, the "Control Agreement") among the Borrower, the Program Agent and State Street Bank and Trust Company. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

         The parties hereto agree that, effective as of September 25, 2002, the definition of the term "Collateral Account" set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing it in its entirety with the following language:

                  ""Collateral Account" means account number B0051022, ABA Number 0 11-000-028 and account number JL42, ABA Number 011-000-028 each established at State Street Bank and Trust Company entitled "Citicorp as Secured Party-Van Kampen"."

         The parties hereto agree that, effective as of September 25, 2002, the name "Falcon Asset Securitization Corporation" set forth in the second recital of the Control Agreement is hereby replaced with the name "Preferred Receivables Funding Corporation".

         The parties hereto agree that, effective as of September 25, 2002,
Section 3(a) of the Control Agreement is hereby amended by replacing the first sentence thereof in its entirety with the following language:

                  "The Securities Intermediary has established and will maintain segregated accounts, each entitled "Citicorp as Secured PartyVan Kampen", Account Number B0051022, ABA Number 011-000-028 and Account Number JL42, ABA Number 011000-028 (collectively, the "Collateral Account")."

         The parties hereto agree that, effective as of the date hereof, clause
(g) of Section 3 of the Control Agreement is hereby replaced in its entirety with the following:



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                  "(g) Confirmation of Pledged Collateral The Borrower shall deliver to the Program Agent on or before the tenth (10d') Business Day of each calendar month (or during the continuance of a "Default" or "Event of Default" (under and as defined in the Credit Agreement) more frequently as the Program Agent shall reasonably request), a report in reasonable detail on the Pledged Collateral held in the Collateral Account, including without limitation, in respect of the Pledged Collateral maintained in securities accounts with foreign sub-custodians, the identity, location and the specific Pledged Collateral maintained by each such foreign subcustodian and all Loan Collateral (as defined below) held by State Street as Collateral Agent pursuant to Section 4. The Securities Intermediary shall provide the Borrower (and at the Program Agent's request, the Program Agent) with all information and data as shall be necessary for the Borrower's preparation of such report as and when required by this
                  Section 3(g)."

         The Borrower hereby agrees that it will as promptly as practicable, and in any event, within fifteen (15) days after the date hereof file any necessary amendments to financing statements naming the Borrower as debtor and the Program Agent as secured party filed in connection with the Credit Agreement.

         Van Kampen Asset Management hereby (i) acknowledges that it is the successor of the merger between it and Van Kampen Investment Advisory Corp. and
(ii) confirms and agrees that it has assumed by operation of law all of the obligations of Van Kampen Investment Advisory Corp. under the Letter Agreement and the Advisory Agreement, as if it were the original signatory thereto.

         Each of the Borrower and the Adviser represents and warrants, as to itself, to the Program Agent, the Managing Agents, the Lenders and the Secondary Lenders that immediately after giving effect to this Agreement of Amendment, its representations and warranties set forth in the Amendment Documents (as defined below) to which it is a party are true and correct in all material respects and the Borrower further represents and warrants to such Persons that immediately after giving effect to this Agreement of Amendment no Default or Event of Default shall have occurred and be continuing. As used herein, the term "Amendment Documents" means the Credit Agreement, the Control Agreement and the Letter Agreement.

         This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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         THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         All references in any Program Document to the Credit Agreement and the Control Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement and the Control Agreement, each as amended hereby, and the parties hereto agree that on and after the date hereof, the Credit Agreement and the Control Agreement, each as amended hereby, are in full force and effect.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement of
Amendment to be executed and delivered by their duly authorized officers as of the date first above written.


CITICORP NORTH AMERICA, INC., as            CITIBANK, N.A.
Program Agent and Managing Agent            as Secondary Lender



By:  _______________________________        By:  _______________________________
         Name:                                       Name:
         Title:                                      Title:

CRC FUNDING, LLC,                           BANK ONE, NA (MAIN OFFICE CHICAGO),
as  Conduit Lender                          as Secondary Lender and Managing
                                            Agent

By:  Citicorp North America, Inc.,
         as Attorney-in-Fact


By:  _______________________________        By:  _______________________________
         Name:                                       Name:
         Title:                                      Title:

PREFERRED RECEIVABLES FUNDING               VAN KAMPEN SENOR INCOME TRUST,
CORPORATION, as Conduit Lender              as Borrower


By:  _______________________________        By:  _______________________________
         Name:                                       Name:
         Title:                                      Title:

STATE STREET BANK AND TRUST COMPANY,        VAN KAMPEN ASSET MANAGEMENT, as
as Securities Intermediary and as           Advisor
Collateral Agent


By:  _______________________________        By:  _______________________________
         Name:                                       Name:
         Title:                                      Title:



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Acknowledged and Agreed to by:

THE BANK OF NEW YORK,
as Secondary Lender


By:  _______________________
         Name:
         Title:
































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